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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                              ARRAY BIOPHARMA INC.
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                 84-1460811
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

     1885 33RD STREET, BOULDER, CO                          80301
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(Address of Principal Executive Offices)                 (Zip Code)

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
If this form relates to the registration of a class of          If this form relates to the registration of a class
securities pursuant to Section 12(b) of the Exchange            of securities pursuant to Section 12(g) of the
Act and is effective pursuant to General Instruction            Exchange Act and is effective pursuant to General
A.(c), check the following box. [ ]                             Instruction A. (d), check the following box. [X]

Securities Act registration statement file number to which this form relates:      333-45922
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                                                                                (if applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                  Names of Each Exchange on Which
    to be so Registered                  Each Class is to be Registered
    -------------------                  -------------------------------

          NONE


Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.001 PER SHARE
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                                (Title of class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Information with respect to the common stock, par value $.001 per share, (the "Common Stock") of the Registrant is incorporated by reference to the section captioned "Description of Capital Stock" in the Registrant's registration statement on Form S-1 (SEC File No. 333-45922), as initially filed with the Securities and Exchange Commission on September 15, 2000 and subsequently amended (the "Registration Statement") and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 in connection with such Registration Statement.

ITEM 2. EXHIBITS.

The following exhibits are incorporate herein by reference:

    3.1 Amended and Restated Certificate of Incorporation of the Registrant (currently in effect) *

    3.2      Form of Amended and Restated Certificate of
             Incorporation of the Registrant (to be filed with the Secretary of State of the State of Delaware upon the closing of the Registrant's initial public offering) *

    3.3 Amended and Restated Bylaws of the Registrant (currently in effect) *

    3.4 Form of Amended and Restated Bylaws of the Registrant (to become effective upon the closing of the Registrant's initial public offering) *

    4.1 Specimen certificate representing the Common Stock of the Registrant *

   10.16 Amended and Restated Investors Rights Agreement between Registrant and the parties whose signatures appear on the signature pages thereto dated November 16, 1999 *

   10.17     Amendment No. 1 to Amended and Restated Investors
             Rights Agreement between Registrant and the parties
             whose signatures appear on the signature pages thereto
             dated August 31, 2000 *
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*   Filed as an exhibit to the Registrant's Registration Statement (as defined above) and incorporated herein by reference thereto.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          Array BioPharma Inc.

Date:  November 16, 2000                  By: /s/ Robert E. Conway
                                             ----------------------------------
                                             Robert E. Conway
                                             Chief Executive Officer



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                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION
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    3.1      Amended and Restated Certificate of Incorporation of the Registrant
             (currently in effect) *

    3.2      Form of Amended and Restated Certificate of
             Incorporation of the Registrant (to be filed with the Secretary of State of the State of Delaware upon the closing of the Registrant's initial public offering) *

    3.3 Amended and Restated Bylaws of the Registrant (currently in effect) *

    3.4 Form of Amended and Restated Bylaws of the Registrant (to become effective upon the closing of the Registrant's initial public offering) *

    4.1 Specimen certificate representing the Common Stock of the Registrant *

   10.16 Amended and Restated Investors Rights Agreement between Registrant and the parties whose signatures appear on the signature pages thereto dated November 16, 1999 *

   10.17     Amendment No. 1 to Amended and Restated Investors
             Rights Agreement between Registrant and the parties
             whose signatures appear on the signature pages thereto
             dated August 31, 2000 *
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*   Filed as an exhibit to the Registrant's Registration Statement (as defined above) and incorporated herein by reference thereto.



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